[NOTE: the Warrant issued to Safeguard Delaware, Inc. omits Sections 18(a) and (b)]

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

THIS WARRANT DOES NOT REQUIRE PHYSICAL SURRENDER OF THE WARRANT UPON ANY PARTIAL EXERCISE HEREOF. AS A RESULT FOLLOWING ANY EXERCISE OF ANY PORTION OF THIS WARRANT, THE OUTSTANDING NUMBER OF SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY BE LESS THAN THE AMOUNT OF SHARES SET FORTH BELOW.


                          COMMON STOCK PURCHASE WARRANT


                           TO PURCHASE [_____________]
                            SHARES OF COMMON STOCK OF

                       CHROMAVISION MEDICAL SYSTEMS, INC.


        THIS CERTIFIES that, for value received, ______________ and its successors and assigns (the "HOLDER") is entitled, upon the terms and subject to the conditions hereinafter set forth, at any time and from time to time on and after the date hereof ("COMMENCEMENT DATE"), and on and prior to 8:00 p.m. Eastern Time on the fifth (5th) anniversary of the Commencement Date (the "EXPIRATION DATE"), but not thereafter, to subscribe for and purchase from CHROMAVISION MEDICAL SYSTEMS, INC., a Delaware corporation (the "COMPANY"), ______________ shares (the "WARRANT SHARES") of common stock, $0.01 par value per share ("COMMON STOCK"), of the Company. The purchase price of one share of Common Stock under this Warrant shall be the Exercise Price, as defined below and as may be adjusted from time to time pursuant to the terms hereof. The Exercise Price and the number of shares for which this Warrant is exercisable shall be subject to adjustment as provided herein. This Warrant is being issued in connection with the Securities Purchase Agreement dated on or about the date hereof (the "PURCHASE AGREEMENT") entered into between the Company, the Holder and the other Purchasers named therein (if any).

1. DEFINITIONS. Capitalized terms used herein and not otherwise defined shall have the meaning ascribed thereto in the Purchase Agreement. As used in this Warrant, the following terms shall have the following respective meanings:

        "CHANGE IN CONTROL TRANSACTION" will be deemed to exist if (i) there occurs any consolidation, merger or other business combination of the Company with or into any other corporation or other entity or person (whether or not the Company is the surviving corporation), or any other corporate reorganization or transaction or series of related transactions in which in any of such events the voting stockholders of the Company prior to such event cease to own 50% or more of the voting stock, or corresponding voting equity interests, of the surviving corporation after such event (including without limitation any "going private" transaction under Rule 13e-3 promulgated pursuant to the Exchange Act or tender offer by the Company under Rule 13e-4 promulgated pursuant to the Exchange Act for 20% or more of the Company's Common Stock), (ii) any person (as defined in Section 13(d) of the Exchange
        Act), together with its affiliates and associates (as such terms are defined in Rule 405 under the Act), beneficially owns or is deemed to beneficially own (as described in Rule 13d-3 under the Exchange Act without regard to the 60-day exercise period) in excess of 50% of the Company's voting power, (iii) there is a replacement of more than one-half of the members of the Company's Board of Directors which is not approved by those individuals who are members of the Company's Board of Directors immediately prior to such replacement, (iv) in one or a series of related transactions, there is a sale or transfer of all or substantially all of the assets of the Company, determined on a consolidated basis, or (v) the Company enters into an agreement providing for an event set forth in (i), (ii), (iii) or (iv) above, pursuant to which the Common Stock is converted or reclassified into other securities, cash or property.

        "CONVERTIBLE SECURITIES" means any convertible securities, warrants, options or other rights to subscribe for or to purchase or exchange for, shares of Common Stock.

        "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

        "EXERCISE PRICE" means $6.8604 ("INITIAL EXERCISE PRICE"), provided, however, that on and after the one-year anniversary of the Commencement Date, the Exercise Price hereunder shall be automatically adjusted to (and shall thereafter equal, until further adjusted) an exercise price (the "ADJUSTED PRICE") equal to the lesser of (A) the Initial Exercise Price and (B) the average of the closing bid prices for the Common Stock on the Principal Market during the Pricing Period (as defined below), provided that the Exercise Price shall not be adjusted to a figure that is less than the Floor Price, except pursuant to an adjustment required under Section 13 below; in each case such Exercise Price shall be subject to adjustment (or further adjustment, as the case may be) as provided herein.

        "FLOOR PRICE" shall mean $4.0019, as such figure may be adjusted pursuant hereto.

        "PRICING PERIOD" shall mean the period of twenty (20) consecutive Trading Days immediately preceding the one-year anniversary of the Commencement Date.

        "PRINCIPAL MARKET" shall mean the Approved Market or such other market or exchange on which the Common Stock is then principally traded.

        "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

        "TRADING DAY" shall mean a day on which there is trading on the Principal Market.


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

2. TITLE OF WARRANT. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose, in the name of the record holder hereof from time to time. The Company may deem and treat the registered holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the holder, and for all other purposes, and the Company shall not be affected by notice to the contrary except as provided herein.

                      With the written consent of the Company, such written consent not to be unreasonably withheld, prior to the expiration hereof and subject to compliance with applicable laws, this Warrant and all rights hereunder are transferable, in whole or in part, at the office or agency of the Company by the holder hereof in person or by duly authorized attorney, upon surrender of this Warrant together with (a) the Assignment Form annexed hereto properly endorsed, and (b) any other documentation reasonably necessary to satisfy the Company that such transfer is in compliance with all applicable securities laws; provided that no such transfer may be made to a person that is not an "accredited investor" as defined in Rule 501 of Regulation D of the Securities Act; and provided further that no consent of the Company is required for any transfer or assignment in whole or in part from time to time to an affiliate of the Purchaser or the then holder of this Warrant that is an "accredited investor." The term "HOLDER" as used herein shall refer to the Holder or any subsequent permitted transferee of this Warrant. If this Warrant is duly assigned in accordance with the terms hereof, then the Company agrees, upon the request of the assignee, to amend or supplement promptly any effective registration statement covering the Warrant Shares so that such assignee is entitled to be a selling stockholder thereunder.

3. AUTHORIZATION OF SHARES. The Company covenants that all shares of Common Stock which may be issued upon the exercise of rights represented by this Warrant will, upon exercise of the rights represented by this Warrant and payment of the Exercise Price as set forth herein, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens, encumbrances and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue or otherwise specified herein).

4.      EXERCISE OF WARRANT.

(a) Exercise Procedure. Exercise of the purchase rights represented by this Warrant may be made at any time and from time to time, in whole or in part, on or after the Commencement Date but before 8:00 p.m. Eastern Time on the Expiration Date, by delivering the Notice of Exercise annexed hereto duly completed and executed (which delivery may be by facsimile) to the Company at the principal office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered holder hereof at the address of such holder appearing on the books of the Company), and upon payment of the full Exercise Price of the shares thereby purchased (subject to subsection
        (b) below), the holder of this Warrant shall be entitled to receive a certificate for the number of shares of Common Stock so purchased. Subject to subsection (b) below, payment of the Exercise Price of the shares shall be by certified check or cashier's check or by wire transfer to an account designated by the Company in


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

        an aggregate amount equal to the Exercise Price multiplied by the number of shares being purchased.

(b) Cashless Exercise. Alternatively, and only in the event the Warrant Shares are not subject to Effective Registration, the Holder may exercise this Warrant, in whole or in part in a "cashless" or "net-issue" exercise by delivering to the offices of the Company or any transfer agent for the Common Stock a Notice of Exercise specifying the number of Warrant Shares to be delivered to such Warrant holder ("DELIVERABLE SHARES") and the number of Warrant Shares with respect to which this Warrant is being exercised ("EXERCISED SHARES"). The number of Deliverable Shares shall be calculated as follows:

        # of Deliverable Shares = # of Exercised Shares x Fair Market Value of Common Stock less Exercise Price
                                                          -----------------------------------------------------
                                                                    Fair Market Value of Common Stock

        "FAIR MARKET VALUE" shall be deemed to be the last reported sale price of Common Stock on the Trading Day immediately prior to the date of exercise, or, if not reported, the fair market value of such Common Stock as reasonably determined by the Company and such Holder.

(c) Issuance of Warrant Shares and Unexercised Warrants. Subject to subsection (d) below, in the event that this Warrant is not exercised in full, the number of Warrant Shares for which this Warrant may be exercised shall be reduced by the number of such Warrant Shares for which this Warrant is exercised and/or surrendered pursuant to this
        Section 4, and the Company, at its expense, shall within five (5) Trading Days, issue and deliver to or upon the order of the Holder a new Warrant of like tenor in the name of the Holder or as the Holder (upon payment by the Holder of any applicable transfer taxes) may request, reflecting such remaining number of Warrant Shares.

        All exercises of this Warrant will be deemed to occur as of the date of receipt by the Company of a validly executed Notice of Exercise (or such later date as may be indicated on such Notice of Exercise) (such date being referred to herein as the "EXERCISE DATE"), and certificates for shares of Common Stock purchased hereunder shall be delivered to the Holder hereof within three (3) Trading Days after the Exercise Date. The Holder may withdraw its Notice of Exercise under Section 3(a) or 3(b) upon written notice to the Company at any time thereafter, in whole or in part, if the Company fails to timely deliver the applicable certificates to the Holder as provided in this Warrant.

        In lieu of delivering physical certificates representing the Warrant Shares issuable upon conversion of this Warrant, provided the Company's transfer agent is a participant in the Depository Trust Company ("DTC") Fast Automated Securities Transfer ("FAST") program, upon request of the holder, the Company shall use its best efforts to cause its transfer agent to electronically transmit the Warrant Shares issuable upon exercise to the holder, by crediting the account of the holder's prime broker with DTC through its Deposit Withdrawal Agent Commission ("DWAC") system. The time periods for delivery described above shall apply to the electronic transmittals through the DWAC system. The Company agrees to use its best commercially reasonable efforts to coordinate with DTC to accomplish this objective.


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

(d) Book-Entry. Notwithstanding anything to the contrary set forth herein, upon partial exercise of this Warrant in accordance with the terms hereof, the Holder shall not be required to physically surrender this Warrant to the Company unless such Holder is purchasing the full amount of Warrant Shares then represented by this Warrant. The Holder and the Company shall maintain records showing the number of Warrant Shares so purchased hereunder and the dates of such purchases or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Warrant upon each such exercise.

5. NO FRACTIONAL SHARES OR SCRIP. No fractional Warrant Shares or scrip representing fractional Warrant Shares shall be issued upon the exercise of this Warrant. Any fractional share or scrip shall be rounded up to the nearest whole number.

6. CHARGES, TAXES AND EXPENSES. Issuance of certificates for shares of Common Stock upon the exercise of this Warrant shall be made without charge to the holder hereof for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the holder of this Warrant or in such name or names as may be directed by the holder of this Warrant; provided, however, that in the event certificates for shares of Common Stock are to be issued in a name other than the name of the holder of this Warrant, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the holder hereof; and provided further, that the Company shall not be required to pay any tax or taxes or any other fees or expenses applicable to the holder or its transferee which may be payable in respect of any transfer involved in the issuance of any Warrant certificates or any certificates for the Warrant Shares in a name other than the name of the holder.

7. CLOSING OF BOOKS. The Company will at no time close its shareholder books or records in any manner which interferes with the timely exercise of this Warrant.

8. NO RIGHTS AS SHAREHOLDER UNTIL EXERCISE. Subject to Sections 12 and 13 of this Warrant and the provisions of any other written agreement between the Company and the Holder, prior to the exercise of this Warrant as provided herein, the Holder shall not be entitled to vote or receive dividends or be deemed the holder of Warrant Shares or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, or change of stock to no par value, consolidation, merger, conveyance or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights. However, at the time of the exercise of this Warrant pursuant to Section 4 hereof, the Warrant Shares so purchased hereunder shall be deemed to be issued to such Holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been exercised.


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

9. REMEDIES. If the Company shall fail to deliver to the Holder the Warrant Shares to be issued to the Holder hereunder in accordance with the terms of the Purchase Agreement by the third Trading Day following the Exercise Date, whether by physical delivery of certificates or by book-entry transfer through DTC for such Warrant Shares, the Company shall, in addition to any other remedies under this Warrant or the Transaction Documents or at law or in equity, pay as additional damages in cash to the Holder, by the seventh (7th) Trading Day following the Exercise Date, an amount equal to one percent (1%), and on each succeeding fifth (5th) Trading Day thereafter until such Warrant Shares are delivered, an amount equal to two percent (2%), of the value of the Warrant Shares not delivered to the Holder by such third (3rd) Trading Day following the Exercise Date, based on the Fair Market Value as of the Exercise Date. The Company acknowledges that this remedy is partial and non-exclusive.

10. LOSS, THEFT, DESTRUCTION OR MUTILATION OF WARRANT; DENOMINATION. In the event that any holder notifies the Company that its Warrant(s) have been lost, stolen or destroyed, then replacement Warrant(s) identical in all respects to the original Warrant(s) (except for any registration number and any adjustments to the Exercise Price or the number of Warrant Shares issuable hereunder pursuant hereto, if different than that shown on the original Warrant(s)) shall be delivered to the holder by the Company within three (3) Trading Days, provided that such holder executes and delivers to the Company an agreement reasonably satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such Warrants. This Warrant is exchangeable for an equal aggregate number of Warrants of different denominations, as requested by the holder surrendering the same. No service charge will be made for such registration, replacement, transfer or exchange.

11. SATURDAYS, SUNDAYS, HOLIDAYS, ETC. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a legal holiday.

12. EFFECT OF CERTAIN EVENTS. If at any time while this Warrant or any portion hereof is outstanding and unexpired there shall be a Change in Control Transaction, then the Holder shall have the right thereafter to purchase, by exercise of this Warrant and payment of the aggregate Exercise Price in effect immediately prior to such Change in Control Transaction, the kind and amount of consideration including cash, stock, other securities, assets or any other property, which it would have owned or have been entitled to receive upon or after the happening of such transaction had this Warrant been exercised immediately prior thereto, subject to further adjustment as provided in Section 13. The Company shall not consummate a Change in Control Transaction unless the entity resulting from such transaction (if not the Company), or such transferee entity, as the case may be, shall expressly assume, by supplemental agreement reasonably satisfactory in form and substance to the Holder, the due and punctual performance and observance of each and every covenant and condition of this Warrant to be performed and observed by the Company.


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

13. ADJUSTMENTS OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES. For purposes of any adjustment of the Exercise Price pursuant to this Section 13, the "Exercise Price" shall be deemed to be the Initial Exercise Price, the Adjusted Price, the Floor Price and each closing bid price during the Pricing Period which occurs prior to the applicable event set forth below (in each case as such Initial Exercise Price, Floor Price and/or closing bid price may have been previously adjusted hereunder).

(a) Stock Dividends, Splits, Combinations and Reclassifications. If, to the extent not covered by Section 12 above, the Company or any Subsidiary, at any time while this Warrant or any portion thereof is issued, outstanding and unexpired: (A) shall declare or pay a stock dividend or otherwise make a distribution or distributions on any equity securities (including securities convertible into or exchangeable or exercisable for such equity securities) in shares of Common Stock; (B) subdivide the then outstanding Common Stock into a larger number of shares; (C) combine the then outstanding Common Stock into a smaller number of shares; or (D) issue any shares of its capital stock in a reclassification of the Common Stock (including without limitation in connection with any merger or consolidation), then the Exercise Price then in effect hereunder shall be adjusted by multiplying the Exercise Price by a fraction, the numerator of which shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and the denominator of which shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding after such event. Any adjustment made pursuant to this Section 13(a) shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination.

(b) Distributions. If the Company or any Subsidiary, at any time while this Warrant is outstanding, shall distribute to all holders of Common Stock evidences of its indebtedness or assets or cash or rights or warrants to subscribe for or purchase any security of the Company or any of its subsidiaries, then the Exercise Price in effect at the opening of business on the day following the date fixed for the determination of holders of Common Stock entitled to receive such distribution shall be adjusted by multiplying such Exercise Price by a fraction, the numerator of which shall be the Fair Market Price (as defined below) per share of the Common Stock less the then fair market value as reasonably determined by the Board of Directors of the portion of the evidences of indebtedness or assets or rights or warrants so distributed (and for which an adjustment to the Exercise Price has not previously been made pursuant to the terms of this Section 13) applicable to one share of Common Stock, and the denominator of which shall be such Fair Market Price per share of the Common Stock, such adjustment to become effective immediately after the opening of business on the day following the date fixed for the determination of holders of Common Stock entitled to receive such distribution. "FAIR MARKET PRICE" shall mean the closing market price per share of Common Stock on the Principal Market on the Trading Day next preceding such fixed determination date or such other date on which the Fair Market Price is being determined. The Company shall deliver to each holder of Warrants a notice setting forth the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment and the computation thereof. In the event that the Exercise Price shall change by more than

        5%, the holders of Warrants shall have the right to have the fair market value determined by an independent nationally reputable investment banker mutually selected by the Company and the Holder, at the Company's expense.

(c) Security Issuances/Reductions. In the event that the Company or any of its subsidiaries (X) issues or sells any Common Stock or Convertible Securities or (Y) directly or indirectly effectively reduces the conversion, exercise or exchange price for any Convertible Securities which are currently outstanding, in any case under clause (X) or (Y) at or to an effective purchase price per share which is less than the greater of (1) the average closing sale price per share of Common Stock on the Principal Market over the five (5) Trading Days immediately preceding such issue, sale or reduction, or, in the case of issuances to holders of its Common Stock, the date fixed for the determination of stockholders entitled to receive such Common Stock or Convertible Securities ("AVERAGE MARKET PRICE"), or (2) the Exercise Price, then in each such case, the Exercise Price in effect immediately prior to such issue, sale or reduction, or record date, as applicable, shall be reduced effective concurrently with such issue, sale or reduction, or record date, to an amount determined by multiplying the Exercise Price then in effect by a fraction, (x) the numerator of which shall be the sum of (1) the number of shares of Common Stock outstanding immediately prior to such issue, sale or reduction, or record date, plus (2) the number of shares of Common Stock which the aggregate consideration received by the Company for such additional shares would purchase at such Exercise Price or Average Market Price, as the case may be, and (y) the denominator of which shall be the number of shares of Common Stock of the Company deemed outstanding immediately after such issue, sale or reduction, or record date (with securities to be issued to holders of Common Stock deemed to be outstanding as of the record date).

                      The foregoing provisions of this subsection (c) shall not apply to sales or issuances of shares of Common Stock or rights to purchase or acquire Common Stock from the Company (1) pursuant to the Company's employee, officer or director bona fide stock option or stock incentive plans and programs duly adopted by the Company's Board of Directors, (2) to consultants as reasonable compensation for services rendered, (3) up to 657,150 shares of Common Stock at a minimum purchase price of $7 per share pursuant to the existing agreement between the Company and VennWorks LLC entered into in January 2001 (such 657,150 shares and $7 figure subject to appropriate and equitable adjustment for stock splits, stock dividends and similar standard anti-dilution events), (4) upon exercise of warrants to purchase up to 56,070 shares of Common Stock issued to a wholly-owned subsidiary of Safeguard Scientifics, Inc. and VennWorks LLC in September 2000 at an exercise price of $12.48 per share (subject to appropriate and equitable adjustment for stock splits, stock dividends and similar standard anti-dilution events) or (5) pursuant to an underwritten public offering by the Company (excluding "equity line" transactions or issuances under a "shelf" registration statement) resulting in net proceeds to the Company in excess of $20 million.

                      For purposes of the preceding paragraph, in the event that the effective purchase price is less than both the Average Market Price and the Exercise Price, then the calculation method which yields the greatest downward adjustment in the Exercise Price shall be used.

                      For the purposes of the foregoing adjustments, in the case of the issuance of any Convertible Securities, the maximum number of shares of Common Stock issuable upon exercise, exchange or conversion of such Convertible Securities shall be deemed to be outstanding, provided that no further adjustment shall be made upon the actual issuance of Common Stock upon exercise, exchange or conversion of such Convertible Securities.

(d) Inverse Proportional Adjustments to Exercise Price and Warrant Shares. In the event of any adjustment in the number of Warrant Shares issuable hereunder upon exercise, the Exercise Price shall be inversely proportionately increased or decreased, as the case may be, such that aggregate purchase price for Warrant Shares upon full exercise of this Warrant shall remain the same. Similarly, in the event of any adjustment in the Exercise Price hereunder, excluding only the adjustment to the Adjusted Price on the one-year anniversary of the Commencement Date, the number of Warrant Shares issuable hereunder upon exercise shall be inversely proportionately increased or decreased as the case may be, such that aggregate purchase price for Warrant Shares upon full exercise of this Warrant shall remain the same.

14.     NOTICES.  If:

                      (i) the Company shall declare a dividend (or any other distribution) on its Common Stock; or

                      (ii) the Company shall declare a special nonrecurring cash dividend on or a redemption of its Common Stock; or

                      (iii) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; or

                      (iv) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock of the Company, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; or

                      (v) the Company shall authorize the voluntary dissolution, liquidation or winding up of the affairs of the Company;

        then the Company shall cause to be facsimiled and mailed to each Holder at their last addresses as they shall appear upon the Warrant register of the Company, at least 20 business days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date fixed to determine which holders of Common Stock of record will be entitled to such dividend, distributions, redemption, rights or warrants and/or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up.

15. VOLUNTARY ADJUSTMENT BY THE COMPANY. The Company may at its option, at any time during the term of this Warrant, reduce but not increase the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

16. NOTICE OF ADJUSTMENT. Whenever the number of Warrant Shares or number or kind of securities or other property purchasable upon the exercise of this Warrant or the Exercise Price is adjusted (including without limitation the adjustment to the Adjusted Price), the Company shall promptly facsimile and mail by registered or certified mail, return receipt requested, to the registered holder of this Warrant a notice setting forth the number of Warrant Shares (and other securities or property) purchasable upon the exercise of this Warrant and the Exercise Price of such Warrant Shares after giving effect to such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.

17. AUTHORIZED SHARES. The Company covenants that during the period this Warrant is outstanding and exercisable, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any and all purchase rights under this Warrant (without regard to the limitations contained in Section 18 below). The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as is necessary and within its control to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Principal Market or any other domestic securities exchange or market upon which the Common Stock may be listed.

18.     EXERCISE LIMITATION.

(a) Notwithstanding anything to the contrary contained herein, the number of shares of Common Stock that may be acquired by the Holder upon exercise pursuant to the terms hereof shall not exceed a number that, when added to the total number of shares of Common Stock deemed beneficially owned by such Holder (other than by virtue of the ownership of securities or rights to acquire securities (including the Warrant Shares) that have limitations on the Holder's right to convert, exercise or purchase similar to the limitation set forth herein), together with all shares of Common Stock deemed beneficially owned (other than by virtue of the ownership of securities or rights to acquire securities that have limitations on the right to convert, exercise or purchase similar to the limitation set forth herein) by the Holder's "affiliates" (as defined in Rule 144 of the

        Securities Act) ("AGGREGATION PARTIES") that would be aggregated for purposes of determining whether a group under Section 13(d) of the Exchange Act exists, would exceed 9.9% of the total issued and outstanding shares of the Common Stock (the "RESTRICTED OWNERSHIP PERCENTAGE"). Each Holder shall have the right (x) at any time and from time to time to reduce its Restricted Ownership Percentage immediately upon notice to the Company and (y) (subject to waiver) at any time and from time to time, to increase its Restricted Ownership Percentage immediately in the event of the announcement as pending or planned, of a Change in Control Transaction.

(b) The Holder covenants at all times on each day (each such day being referred to as a "COVENANT DAY") as follows: During the balance of such Covenant Day and the succeeding sixty-one (61) days (the balance of such Covenant Day and the succeeding 61 days being referred to as the "COVENANT PERIOD") such Holder will not acquire shares of Common Stock pursuant to any right (including, without limitation, exercise of this Warrant) existing at the commencement of the Covenant Period to the extent the number of shares so acquired by such Holder and its Aggregation Parties (ignoring all dispositions) would exceed:

                      (i) the Restricted Ownership Percentage of the total number of shares of Common Stock outstanding at the commencement of the Covenant Period, minus

                      (ii) the number of shares of Common Stock actually owned by such Holder and its Aggregation Parties at the commencement of the Covenant Period.

                      A new and independent covenant will be deemed to be given by the Holder as of each moment of each Covenant Day. No covenant will terminate, diminish or modify any other covenant. The Holder agrees to comply with each such covenant. This Section 18 controls in the case of any conflict with any other provision of the Purchase Agreement or any agreement entered into in connection therewith.

                      The Company's obligation to issue Common Stock which would exceed such limits referred to in this Section 18 shall be suspended to the extent necessary until such time, if any, as shares of Common Stock may be issued in compliance with such restrictions, provided that the Expiration Date shall not be extended therefor.

(c) Notwithstanding anything contained herein, in no event shall the Company be obligated to issue shares of Common Stock hereunder to the extent that the total number of shares issued or deemed issued to the Holder under the Purchase Agreement would exceed 19.9% of the Company's issued and outstanding shares of Common Stock on the date of issuance hereof, unless otherwise approved in advance by the Company's shareholders. Instead, the Company shall redeem this Warrant to the extent necessary for such consideration as is required to place the Holder in the same economic position they would have been if not for such limitation or as otherwise provided under the Purchase Agreement.

19.     MISCELLANEOUS.

(a) Issue Date; Choice of Law; Venue; Jurisdiction; No Jury Trial. THE PROVISIONS OF THIS WARRANT SHALL BE CONSTRUED AND SHALL BE GIVEN EFFECT IN ALL RESPECTS AS IF IT HAD BEEN ISSUED AND DELIVERED BY THE COMPANY ON THE DATE HEREOF. THIS WARRANT SHALL BE BINDING UPON ANY SUCCESSORS OR PERMITTED ASSIGNS OF THE COMPANY. THIS WARRANT WILL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, EXCEPT FOR MATTERS ARISING UNDER THE SECURITIES ACT, WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES CONSENTS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE COUNTY OF NEW YORK IN THE STATE OF NEW YORK IN CONNECTION WITH ANY DISPUTE ARISING UNDER THIS WARRANT AND HEREBY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ANY OBJECTION, INCLUDING ANY OBJECTION BASED ON FORUM NON CONVENIENS, TO THE BRINGING OF ANY SUCH PROCEEDING IN SUCH JURISDICTION. EACH PARTY HEREBY AGREES THAT IF THE OTHER PARTY TO THIS WARRANT OBTAINS A JUDGMENT AGAINST IT IN SUCH A PROCEEDING, THE PARTY WHICH OBTAINED SUCH JUDGMENT MAY ENFORCE SAME BY SUMMARY JUDGMENT IN THE COURTS OF ANY COUNTRY HAVING JURISDICTION OVER THE PARTY AGAINST WHOM SUCH JUDGMENT WAS OBTAINED, AND EACH PARTY HEREBY WAIVES ANY DEFENSES AVAILABLE TO IT UNDER LOCAL LAW AND AGREES TO THE ENFORCEMENT OF SUCH A JUDGMENT. EACH PARTY TO THIS WARRANT IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS IN ANY SUCH PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH PARTY AT ITS ADDRESS IN ACCORDANCE WITH SECTION 19(c). NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PARTY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. EACH PARTY WAIVES ITS RIGHT TO A TRIAL BY JURY.

(b) Modification and Waiver. This Warrant and any provisions hereof may be changed, waived, discharged or terminated only with the written approval of the holder hereof. Any amendment effected in accordance with this paragraph shall be binding upon the Holder, each future holder of this Warrant and the Company. No waivers of, or exceptions to, any term, condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision at any other time.

(c) Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder or future holders hereof or the Company shall be personally delivered or facsimiled or shall be sent by reputable overnight courier or certified or registered mail, postage prepaid, to the Holder or each such holder at its address as shown on the books of the Company or to the Company at the address set forth in the Purchase Agreement. All notices under this Warrant shall be deemed to have been given (i) in the case of personal or facsimile delivery, on the date of such delivery,
        (ii) in the case of mailing, when received and (iii) in the case of overnight courier, upon receipt. A party may from time to time change the address to which notices to it are to be delivered or mailed hereunder by notice delivered in accordance with the provisions of this
        Section 19(c).

(d) Severability. Whenever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Warrant in such jurisdiction or affect the validity, legality or enforceability of any provision in any other jurisdiction, but this Warrant shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

(e) No Impairment. The Company shall not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but shall at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Warrant holder granted hereunder against impairment. Without limiting the generality of the foregoing, the Company (a) shall not increase the par value of any Warrant Shares above the amount payable therefor on such exercise, and (b) shall take all such action as may be reasonably necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares on the exercise of this Warrant.

(f) Specific Performance. The Company acknowledges and agrees that irreparable damage would occur in the event that the Company fails to perform any of the provisions of this Warrant in accordance with its specific terms. It is accordingly agreed that the Holder shall be entitled to seek an injunction or injunctions to prevent or cure breaches of the provisions of this Warrant and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which the Holder may be entitled at law or in equity.


                            [Signature Page Follows]

                      IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its officers thereunto duly authorized.

        Dated: July 10, 2001

                                     CHROMAVISION MEDICAL SYSTEMS, INC.


                                     By: ______________________________
                                     Name: Kevin C. O'Boyle
                                     Title: Executive Vice President, Operations
                                            and Chief Financial Officer


        ATTEST:


        Sign:  ______________________________
        Print Name:

                               NOTICE OF EXERCISE

             (To be executed by the Holder to exercise the right to purchase shares of Common Stock under the foregoing Warrant)

To:  CHROMAVISION MEDICAL SYSTEMS, INC.
Re: COMMON STOCK PURCHASE WARRANT issued to _________________ on July ___, 2001 to purchase shares of Common Stock (the "Warrant")

(1)  CHECK ONE:

_______ (a) The undersigned hereby elects to purchase ________ shares of Common
        Stock of CHROMAVISION MEDICAL SYSTEMS, INC. pursuant to Section 4(a) of the Warrant, and will tender payment of the purchase price in full, together with all applicable transfer taxes payable pursuant to the Warrant, if any.

                                       OR

_______ (b) The undersigned hereby exercises the Warrant with respect ________ shares of Common Stock of CHROMAVISION MEDICAL SYSTEMS, INC. on a cashless, "net basis" pursuant to Section 4(b) of the Warrant, and hereby instructs the Company to deliver _______ shares of Common Stock to the holder of the Warrant based on a Fair Market Value of $____.

(2) Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

                      ________________________________
                      Name
                      ________________________________
                      Address
                      ________________________________

(3) Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned or in such other name as is specified below:

                      ________________________________
                      Name
                      ________________________________
                      Address
                      ________________________________

(4) The undersigned represents as of the date hereof that, after giving effect to the exercise of this Warrant pursuant to this Notice of Exercise, the undersigned will remain in compliance with Section 18(b) of the Warrant and not exceed the "Restricted Ownership Percentage" contained in Section 18(a) of the Warrant.


Dated: _______________                  Print Name of Holder:
                                        ________________________________________
                                        (Sign) By:______________________________
                                        Print Name:
                                        Print Title:

                                 ASSIGNMENT FORM

                    (To assign the foregoing Warrant, execute
                 this form and supply the required information.
                 Do not use this form to exercise the Warrant.)


FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ________________________________ the right represented by the within Warrant to purchase ____________ shares of Common Stock of CHROMAVISION MEDICAL SYSTEMS, INC. to which the within Warrant relates and appoints ________________ attorney to transfer said right on the books of CHROMAVISION MEDICAL SYSTEMS, INC. with full power of substitution in the premises.


Dated:

___________________


                              __________________________________________________
                              (Signature must conform in all respects to name of holder as specified on the face of the Warrant)


                              __________________________________________________
                              Address of Transferee

                              __________________________________________________

                              __________________________________________________


In the presence of:


__________________________